Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Completes Existing $100M Repurchase Program
Announces Additional $100 Million Repurchase Program

Singapore – August 15, 2017 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) ("Kulicke & Soffa", "K&S" or the "Company") today announced it has fully executed its entire $100 million repurchase program, originally announced on August 27, 2014. Kulicke & Soffa has also announced its Board of Directors has authorized an additional $100 million repurchase program.

The new authorization is effective immediately, may be suspended or discontinued at any time and is expected to be funded using the Company’s available cash, cash equivalents and short-term investments. Under the program, Kulicke & Soffa may purchase shares of its common stock through open market and privately negotiated transactions at prices deemed appropriate by management. The timing and amount of repurchase transactions under this program will depend on market conditions, availability of US cash as well as other corporate and regulatory considerations. As of July 1, 2017, K&S had $565.4 million in cash, cash equivalents and short-term investments and 71.1 million shares outstanding.

“Over the prior 3 years the repurchase program has provided the opportunity to take advantage of market discrepancies and opportunistically reduce our outstanding share count,” stated Fusen Chen, Kulicke & Soffa’s President and CEO. “As we look ahead, we will continue to take a long-term approach and execute this program with available resources when appropriate.”

Since, August 27, 2014, the initial announcement of the Company’s repurchase program, K&S has deployed $100 million and had repurchased 8.2 million shares in open market transactions.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor packaging and electronic assembly solutions supporting the global automotive, consumer, communications, computing and industrial segments. As a pioneer in the semiconductor space, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, electronics assembly, wedge bonding and a broader range of expendable tools to its core offerings. Combined with its extensive expertise in process technology and focus on development, K&S is well positioned to help customers meet the challenges of packaging and assembling the next-generation of electronic devices (www.kns.com).

Caution Concerning Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events. These forward-looking statements include, but are not limited to, statements concerning the amount, timing, availability, and strategy with respect to any future stock repurchases; the ability to deliver increased value and return capital to shareholders; and the strategic use of the Company’s available cash; expectations regarding the Company’s business, financial outlook, plans or long-term strategy and growth prospects; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond the Company's control, including, among others, market conditions; fluctuations in the price and volume of the Company's common stock; the effects of industry, economic or political conditions outside of the control of the Company; quarterly variations in operating results; adverse economic and financial conditions, including weakness in the capital markets; trends and growth opportunities in relevant markets; our ability to successfully identify and complete acquisitions; the cost of borrowing, availability of credit and cash, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; and the ability to access sufficient funding to finance desired strategies, growth and operations. For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part I of the Company’s 2016 Annual Report on Form 10-K, and subsequent reports filed from time to time with the Securities and Exchange Commission.

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7518
F: +1-215-784-6180
jelgindy@kns.com